Questar Non-Employee Directors
Deferred Restricted Stock Unit

QUESTAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN

AWARD AGREEMENT OF TIME-BASED
RESTRICTED STOCK UNITS
This Award Agreement of Time-based Restricted Stock Units (“Award Agreement”) is made effective as of ___________________ (the “Grant Date”), by and between Questar Corporation, a Utah corporation (the “Company”), and ___________________ (the “Grantee”), pursuant to the Company’s Long-Term Stock Incentive Plan (the “Plan”), which is incorporated herein by this reference. Capitalized terms that are used, but not defined, in this Award Agreement shall have the meaning set forth in the Plan.
1.Grant of Restricted Stock Units. For good and valuable consideration, the Company hereby awards to the Grantee Restricted Stock Units (Restricted Stock Units or Units) equivalent to ______________ shares of Common Stock upon the terms and conditions set forth in this Agreement. Each Unit represents the right to receive one share of Common Stock at the times and subject to the conditions set forth in this Agreement. Notwithstanding anything to the contrary anywhere else in this Agreement, the Units granted under this Agreement are subject to the terms, definitions and provisions of this Agreement, the Plan, and the Questar Corporation Deferred Compensation Plan; provided, however, that in the event of any conflict between the provisions of this Agreement and those of the plans, the provisions of this Agreement control.

2.Consideration to Company. In consideration for the grant of Units provided for in this Agreement, the Grantee agrees to continue to render services to the Company as a director. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to be retained as a member of the Board and this Agreement is limited solely to governing the rights and obligations of Grantee with respect to the Units awarded.

3.Restrictions: Units Not Transferable. The Units may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated in any manner, whether voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), until the restrictions on the Units are removed and the Units are delivered to the Grantee by issuing shares of Common Stock in the manner described below.

4.No Rights of Stock Ownership; Dividend Equivalents. Except as otherwise provided herein, Grantee, as holder of the Units, shall not have any rights of a stockholder (including without limitation the right to vote or receive dividends or other distributions) with respect to the Units under the award until the award is settled by the issuance of such shares of Common Stock to the Grantee. Notwithstanding the foregoing and pursuant to Section 11(c) of the Plan, Grantee will receive a dividend equivalents award (“Dividend Equivalents”) with respect to each Unit granted pursuant to this Agreement for all ordinary quarterly cash dividends which are paid to all or substantially all holders of the outstanding shares of Common Stock between the Grant Date and the date when the Unit is distributed or paid to the Grantee or forfeited. The Dividend Equivalents award for each Unit shall be equal to the amount of cash which is paid as a dividend on one share of Common Stock. All such Dividend Equivalents shall be credited to the Grantee and be deemed to be reinvested in additional Units as of the date of payment of any such dividend based on the Fair Market Value of a share of Common Stock on such date. Each additional Unit (or fraction thereof) which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying Unit to which such additional Unit relates.

5.Vesting of Restricted Stock Units. Except as otherwise provided in this Agreement, the Units shall vest on March 5, _________ (the “Vesting Date”), subject to Grantee’s continued service as a member of the Company’s Board of Directors (“Board”) from the Grant Date until the Vesting Date.

6.Forfeiture of Unvested Restricted Stock Units. If Grantee ceases to be a member of the Board (a “Termination of Service”) for any reason other than as described below in paragraph 7, all unvested Units to the extent not yet vested under paragraph 5 above shall be forfeited by the Grantee without payment of any consideration to Grantee.

7.Removal of Restrictions.

(a)Death, Disability, Mandatory Retirement or Renomination Failure. If Grantee’s Termination of Service with the Company is due to death, Disability, mandatory retirement at age 72, or failure to be renominated for any reason (including at Grantee’s or the Company’s request) other than failure to adequately perform his or her duties as a member of the Board, prior to the Vesting Date, all Units shall vest at the date of Termination of Service on account of such Disability, mandatory retirement or effective date of failure to be renominated, and all other restrictions placed on the Units shall be removed. The Grantee, or his or her legal representatives, beneficiaries or heirs will be entitled to a distribution in accordance with paragraph 9 below following the removal of all restrictions.

(b)Change in Control. Immediately prior to the occurrence of a Change in Control of the Company as defined in the Plan, any Units shall vest in full and other restrictions placed on the Units shall be removed.

8.Adjustments to Restricted Stock Units. In the event that prior to settlement the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company or of another corporation or other entity by reason of merger, consolidation, combination, recapitalization, reclassification, reorganization, stock split, stock dividend or combination of shares, or otherwise, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for one share of Common Stock shall be substituted as the property which the Grantee will be entitled to receive in distribution or payment for each Unit, unless the Committee with the Grantee’s consent provides for the substitution of new or additional or different shares or securities. Each additional Unit which results from adjustments hereof shall vest whenever the underlying Unit to which such additional Unit relates vests.

9.Distribution or Payment of Units.

(a)All of the Grantee’s Units which are then vested under Section 5 hereof shall be distributed at the time and form provided by the terms of the Questar Deferred Compensation Plan for Directors.

(b)Any fractional share will be distributed in accordance with the terms of the Questar Deferred Compensation Plan for Directors.

(c)The time of distribution of the Units under this Agreement may not be changed except as may be permitted by the Questar Corporation Deferred Compensation Plan for Directors and Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

10.Miscellaneous

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(a)Conditions to Issuance of Stock Certificates. Shares of Common Stock which are distributed in settlement of Units may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The shares of Common Stock issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued for shares of Common Stock issued pursuant to this Agreement at the request of the holder and in accordance with the charter and bylaws of the Company, as amended or supplemented from time to time. The Company shall not be required to issue such shares in book entry or certificated form prior to fulfillment of all of the following conditions:

(i)The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(ii)The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(iii)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

The Company will use commercially reasonable efforts to satisfy all of the foregoing conditions on or prior to the date when any distribution or payment of the Units is to be made to the Grantee pursuant to this Agreement (and, if any of the foregoing conditions remain unsatisfied as of such date, the Company will use commercially reasonable efforts to satisfy such conditions as promptly as reasonably practicable).
In the event that the Company delays a distribution or payment in settlement of Units because it reasonably determines that the issuance of shares of Common Stock in settlement of the Units will violate Federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.
(b)Notices. Any notice to be given by the Grantee under the terms of this Agreement shall be addressed to the Corporate Secretary of the Company. Any notice to be given to the Grantee shall be addressed to him at his home address on record with the Company. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Grantee shall, if Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

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(c)Conformity to Securities Laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. To the extent permitted by applicable law, the Plan, this Agreement and the Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations, provided, however, that no such amendment shall, without the written consent of the Grantee, impair any rights or benefits of the Grantee under this Agreement.

(d)Amendments. This Agreement may only be amended upon approval of the Committee and if such Amendment is in writing and signed by a duly authorized officer of the Company and the Grantee.

(e)Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Utah without regard to conflicts of laws thereof.

(f)Unfunded, Unsecured Obligations. The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Grantee or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan or this Agreement. The interest of the Grantee or any other person hereunder shall be limited to the right to receive the benefits as set forth herein. To the extent that the Grantee or any other person acquires a right to receive benefits under the Plan or this Agreement, such rights shall be no greater than the right of an unsecured general creditor of the Company.

The parties have executed this Agreement as of the day and year first above written.

GRANTEE		QUESTAR CORPORATION
By
Ronald W. Jibson

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